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                                                                    EXHIBIT 22.1


                          SUBSIDIARIES OF REGISTRANT



1.   AVICOLA PILGRIM'S PRIDE DE MEXICO, S.A. DE C.V.
2.   COMPANIA INCUBADORA AVICOLA PILGRIM'S PIRDE, S.A. DE C.V.
3.   CIA. INCUBADORA HIDALGO, S.A. DE C.V.
4.   INMOBILIARIA AVICOLA PILGRIM'S PRIDE, S. DE R.L. DE C.V.
5.   PILGRIM'S PRIDE, S.A. DE C.V.
6.   PRODUCTORA Y DISTRIBUIDORA DE ALIMENTOS, S.A. DE C.V.
7.   GALLINA PESADA S.A. DE C.V.
8.   PPC MARKETING, LTD.
9.   PPC DELAWARE BUSINESS TRUST